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Filed with the Securities and Exchange Commission on February 27, 2004

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ANACOMP, INC.
(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	35-1144230 (I.R.S. employer identification no.)
15378 Avenue of Science San Diego, CA 92128-3407 (Address of principal executive offices) (Zip code)
Anacomp, Inc. 2004 Outside Director Compensation Plan (Full title of the plan)
Paul Najar Executive Vice President, General Counsel Anacomp, Inc. 15378 Avenue of Science San Diego, CA 92128-3407 (Name and address of agent for service)

Telephone number, including area code, of agent for service: (858) 716-3400.

        This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered(2)	Proposed maximum offering price per share(3)	Proposed maximum aggregate offering price	Amount of registration fee

2004 Outside Director Compensation Plan

Class A Common Stock ($0.01 par value)	100,000	$22.875	$2,287,500.00	$290.00

(1)
The securities to be registered include stock awards, deferred stock awards, rights to acquire Class A Common Stock and shares of Class A Common Stock. The securities to be registered also include the rights ("Rights") attached to each share of Class A Common Stock pursuant to the Shareholder Rights Agreement dated as of August 8, 2002. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates representing each share of Class A Common Stock and may be transferred only together with such share of Class A Common Stock.

(2)
Pursuant to Rule 416(a), this registration statement also covers any additional securities that may be offered or issued in connection with any stock split, stock dividend or similar transaction.

(3)
Estimated pursuant to Rule 457(h) solely for purposes of calculating the registration fee. The price is based upon the average of the bid and ask prices of Class A Common Stock on February 25, 2004, as reported on the OTC Bulletin Board.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.    Incorporation of Documents by Reference

        Anacomp, Inc. (the "Company") hereby incorporates by reference in this registration statement the following documents:

        (a)   The Company's Annual Report on Form 10-K containing audited financial statements for the Company's latest fiscal year ended September 30, 2003, as filed with the Commission on December 23, 2003.

        (b)   The Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003, as filed with the Commission on February 17, 2004.

        (c)   All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the document referred to in (a) above.

        (d)   The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form 8-A, filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

        (e)   The description of the Company's Shareholder Rights Agreement (the "Rights Agreement") dated as of August 8, 2002 and filed with the Commission pursuant to Section 12 of the Exchange Act as Exhibit 4.3 to the Company's Current Report on Form 8-K dated August 21, 2002.

        All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.    Description of Securities

        The class of securities to be offered is registered under Section 12 of the Exchange Act.

Item 5.    Interests of Named Experts and Counsel

        Inapplicable.

Item 6.    Indemnification of Directors and Officers

        Chapter 37 of the Indiana Business Corporations Law permits indemnification of officers, directors, and other corporate agents under certain circumstances and subject to certain limitations. The Company's certificate of incorporation and bylaws provide that the Company will indemnify the Company's directors, officers, employees and agents to the full extent permitted by the Indiana Business Corporations Law, including circumstances in which indemnification is otherwise discretionary under Indiana law. In addition, the Company has entered into separate indemnification agreements with the Company's directors and executive officers which require the Company, among other things, to indemnify such directors and executive officers against certain liabilities which may arise by reason of such individuals status or service (other than liabilities arising from acts or omissions not in good faith or willful misconduct).

        These indemnification provisions may be sufficiently broad to permit indemnification of the Company's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

Item 7.    Exemption From Registration Claimed

        Inapplicable.

Item 8.    Exhibits

        See Exhibit Index.

Item 9.    Undertakings

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)    To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii)   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(l)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURE

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on February 26, 2004.

ANACOMP, INC.
By:	/s/ JEFFREY R. CRAMER Jeffrey R. Cramer President and Chief Executive Officer

POWER OF ATTORNEY

        The officers and directors of Anacomp, Inc. whose signatures appear below, hereby constitute and appoint Jeffrey R. Cramer and Linster W. Fox, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on February 26, 2004.

Signature	Title
/s/ JEFFREY R. CRAMER Jeffrey R. Cramer	President, Chief Executive Officer and Director (Principal Executive Officer)
/s/ LINSTER W. FOX Linster W. Fox	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
/s/ EDWARD P. SMOOT Edward P. Smoot	Director, Chairman of the Board
Gary J. Fernandes	Director
/s/ MARK K. HOLDSWORTH Mark K. Holdsworth	Director
Fred G. Jager	Director
James F. McGovern	Director
/s/ MICHAEL E. TENNENBAUM Michael E. Tennenbaum	Director

EXHIBIT INDEX

4.1	Amended and Restated Articles of Incorporation of the Company as of December 31, 2001. (1)
4.2	Bylaws of the Company, as amended through January 13, 2004. (2)
4.3	Rights Agreement (3)
5.1	Legal Opinion of Gray Cary Ware & Freidenrich LLP.
23.1	Consent of Counsel (included in Exhibit 5.1)
23.2	Consent of Ernst & Young LLP, Independent Accountants.
24.1	Power of Attorney (included in signature pages to this registration statement).

(1)
Incorporated by reference to Anacomp's Form 8-A dated January 9, 2002.

(2)
Incorporated by reference to Anacomp's Quarterly Report on Form 10-Q for the quarter ended December 31, 2003.

(3)
Incorporated by reference to Anacomp's Current Report on Form 8-K filed with the SEC on August 21, 2002.

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PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  Item 3. Incorporation of Documents by Reference
  Item 4. Description of Securities
  Item 5. Interests of Named Experts and Counsel
  Item 6. Indemnification of Directors and Officers
  Item 7. Exemption From Registration Claimed
  Item 8. Exhibits
  Item 9. Undertakings
SIGNATURE
POWER OF ATTORNEY
EXHIBIT INDEX